EXHIBIT 99.1
T-Mobile US Reports Preliminary Fourth Quarter 2013 Customer Results

Bold Un-carrier moves drive strong customer results, third consecutive quarter of over 1 million total net customer additions, 4.4 million customers added in 2013 and the best branded postpaid performance in eight years.

Preliminary Fourth Quarter 2013 Customer Highlights:

•	Total net customer additions of 1.645 million, compared to 1.023 million in the third quarter of 2013 and a loss of 32,000 in the fourth quarter of 2012.

•	Strong branded postpaid net customer additions of 869,000, compared to 648,000 in the third quarter of 2013 and a loss of 515,000 in the fourth quarter of 2012.

◦	Branded postpaid net customer additions of 869,000 include phone net additions of 800,000 and mobile broadband net additions of 69,000.

•	Accelerating branded prepaid net customer additions of 112,000, compared to 24,000 in the third quarter of 2013 and 73,000 in the fourth quarter of 2012.

•	Continued low branded postpaid churn of 1.7%, compared to 1.7% in the third quarter of 2013 and 2.5% in the fourth quarter of 2012.

BELLEVUE, Wash. - January 08, 2014 - T-Mobile US, Inc. (NYSE: TMUS) today provided a preliminary view of key customer results for the fourth quarter of 2013, demonstrating continued strong momentum and positive customer response to its Un-carrier moves. The Company generated over 1.6 million total customer additions and reported strong positive branded postpaid net customer additions for the third quarter in a row, as well as continued acceleration in branded prepaid net customer additions and ongoing improvements in branded postpaid churn.

“Our Un-carrier moves have clearly upended this industry,” said John Legere, President and CEO of T-Mobile. “Over the past 12 months, 4.4 million customers have come to T-Mobile in response to greater flexibility and choice. We have clearly struck a chord with customers and will continue to look for ways to expand on that in 2014.”

T-Mobile expects to release full fourth quarter results on February 25, 2014.

Preliminary Fourth Quarter 2013 Customer Results
In the fourth quarter, T-Mobile added 1.645 million customers, bringing its total base to 46.7 million across postpaid, prepaid and wholesale. This was the third quarter in a row that the Company has generated more than 1 million customer additions. In addition, the fourth quarter of 2013 had the most branded postpaid net customer additions since the fourth quarter of 2005.

T-Mobile also reported ongoing strength in its branded postpaid customer segment. Branded postpaid net customer additions were 869,000, which represents a 34% improvement compared to the third quarter of 2013. This was the third quarter in a row of positive branded postpaid net customer additions, and was also the best result for any quarter this year. For the full year 2013, the Company reported branded postpaid net customer additions of 2.0 million, on a pro forma combined basis, above its guidance for branded postpaid net additions of between 1.6 and 1.8 million. Branded postpaid phone net additions were 800,000, compared to 643,000 in the third quarter of 2013 and a loss of 511,000 for the fourth quarter of 2012. Mobile broadband postpaid net additions, primarily consisting of tablets, were 69,000 in the fourth quarter of 2013, compared to 5,000 mobile broadband postpaid net additions in the third quarter of 2013, demonstrating the success of T-Mobile's Un-carrier 3.0, part II initiative of "Tablets unleashed".

For comparability purposes, results are presented on a pro forma combined basis to reflect the business combination of T-Mobile USA and MetroPCS.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Branded prepaid net customer additions in the fourth quarter of 2013 showed both sequential and year-over-year improvement. T-Mobile had 112,000 branded prepaid additions, which represents an improvement of 88,000 compared to the third quarter of 2013. The improved performance was due to a combination of compelling product offers, expanded MetroPCS coverage, and seasonal strength. Branded prepaid net customer additions in the fourth quarter of 2013 were impacted by continued migrations of approximately 120,000 from branded prepaid to branded postpaid.

Wholesale net customer additions in the fourth quarter of 2013 were 664,000, compared to 351,000 in the third quarter of 2013 and 410,000 in the fourth quarter of 2012. Machine to Machine (M2M) net customer additions were 172,000 and Mobile Virtual Network Operator (MVNO) net customer additions were 492,000.

Branded postpaid churn of 1.7% in the fourth quarter of 2013 was consistent sequentially but declined 80 basis points year-over-year. The 80 basis point decline in churn represents the best quarterly year-over-year churn improvement in 2013.

Branded prepaid churn of 5.1% in the fourth quarter of 2013 was up 10 basis points sequentially and up 20 basis points year-over-year.

Preliminary Customer Results and Churn Metrics

The following table sets forth the number of ending customers:

	As of			% Change
(in thousands)	December 31, 2013	September 30, 2013	December 31, 2012 *	Qtr/Qtr	Year/Year
Customers, end of period
Branded postpaid customers	22,299	21,430	20,293	4.1%	9.9%
Branded prepaid customers	15,072	14,960	14,713	0.7%	2.4%
Total branded customers	37,371	36,390	35,006	2.7%	6.8%
M2M customers	3,602	3,430	3,090	5.0%	16.6%
MVNO customers	5,711	5,219	4,180	9.4%	36.6%
Total wholesale customers	9,313	8,649	7,270	7.7%	28.1%
Total customers, end of period	46,684	45,039	42,276	3.7%	10.4%

The following table sets forth the number of net customer additions (losses):

	Three Months Ended			% Change		Year Ended		% Change
(in thousands)	December 31, 2013	September 30, 2013	December 31, 2012 *	Qtr/Qtr	Year/Year	2013	2012	2013 vs 2012
Net customer additions (losses)
Branded postpaid customers	869	648	(515)	34.1%	NM	2,006	(2,074)	NM
Branded prepaid customers	112	24	73	NM	53.4%	359	548	(34.5)%
Total branded customers	981	672	(442)	46.0%	NM	2,365	(1,526)	NM
M2M customers	172	7	135	NM	27.4%	512	660	(22.4)%
MVNO customers	492	344	275	43.0%	78.9%	1,531	610	NM
Total wholesale customers	664	351	410	89.2%	62.0%	2,043	1,270	60.9%
Total net customer additions (losses)	1,645	1,023	(32)	60.8%	NM	4,408	(256)	NM
NM - Not meaningful.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

The following table sets forth the churn:

	Three Months Ended			Quarter-over-Quarter Change	Year-over-Year Change
	December 31, 2013	September 30, 2013	December 31, 2012 *
Branded postpaid churn	1.7%	1.7%	2.5%	—	-80 bps
Branded prepaid churn	5.1%	5.0%	4.9%	+10 bps	+20 bps

* For comparability purposes, the tables above represent the results of T-Mobile USA and MetroPCS on a pro forma combined basis as if the business combination had occurred at the beginning of 2012. The Company's customer results for the fourth quarter and full year of 2013 are preliminary and subject to completion of the Company's year-end closing review procedures. Full fourth quarter results are expected to be released on February 25, 2014.

About T-Mobile US, Inc.:
As America's Un-carrier, T-Mobile US, Inc. (NYSE: "TMUS") is redefining the way consumers and businesses buy wireless services through leading product and service innovation. The Company's advanced nationwide 4G and 4G LTE network delivers outstanding wireless experiences for customers who are unwilling to compromise on quality and value. Based in Bellevue, Wash., T-Mobile US, Inc. provides services through its subsidiaries and operates its flagship brands, T-Mobile and MetroPCS. It currently serves approximately 46.7 million wireless subscribers and provides products and services through over 70,000 points of distribution. For more information, please visit http://www.T-Mobile.com.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Any statements made herein that are not statements of historical fact, including statements about T-Mobile US, Inc.'s expected customer results and expectations relating to continued growth and operating plans, are forward-looking statements. Generally, forward-looking statements may be identified by words such as "anticipate," "expect," "suggests," "plan," “project,” "believe," "intend," "estimates," "targets," "views," "may," "will," "forecast," and other similar expressions. The forward-looking statements speak only as of the date made, are based on current assumptions and expectations, and involve a number of risks and uncertainties. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: the possibility that our final customer results may change as a result of the completion of our year-end closing procedures; our ability to compete in the highly competitive U.S. wireless telecommunications industry; adverse conditions in the U.S. and international economies and markets; significant capital commitments and the capital expenditures required to effect our business plan; our ability to adapt to future changes in technology, enhance existing offerings, and introduce new offerings to address customers' changing demands; changes in legal and regulatory requirements, including any change or increase in restrictions on our ability to operate our network; our ability to successfully maintain and improve our network, and the possibility of incurring additional costs in doing so; major equipment failures; severe weather conditions or other force majeure events; and other risks described in our filings with the Securities and Exchange Commission, including those described in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2013. You should not place undue reliance on these forward-looking statements. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com

Press Contact:	Investor Relations Contact:
Media Relations	Nils Paellmann
T-Mobile US, Inc.	T-Mobile US, Inc.
mediarelations@t-mobile.com	877-281-TMUS or 212-358-3210
http://newsroom.t-mobile.com	investor.relations@t-mobile.com
http://investor.t-mobile.com

T-Mobile US, Inc.
12920 SE 38th Street
Bellevue, Washington 98006
Phone 1-800-318-9270
Internet http://www.T-Mobile.com
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